UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
March 25, 2008

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Wilshire Bancorp, Inc. (“Wilshire Bancorp”), the holding company for Wilshire State Bank (the “Bank”), on March 25, 2008 appointed Gunho “Alex” Ko as permanent Senior Vice President and Chief Financial Officer, or “CFO”, of Wilshire Bancorp and the Bank, effective April 7, 2008.

Mr. Ko, a Certified Public Accountant, has been a Financial Services Senior Manager for the past 12 years with KPMG in Los Angeles, California. Mr. Ko holds a Masters in Accounting degree from the University of Southern California. In his current capacity with KPMG, Mr. Ko has worked with some of the largest financial institutions as well as large community banks. In addition to managing many large engagements, Mr. Ko has also served as national instructor and program developer for training KPMG staff.

Neither the Bank nor the Company has entered into an employment agreement with Mr. Ko in connection with his appointment. However, the initial annual base salary will be $210,000 for Mr. Ko. Additionally, he will be entitled to participate in the Bank’s existing bonus program whereby he will be eligible to receive annual incentive bonuses in amounts to be determined in the discretion of the Bank. Also, subject to the final approval of the Wilshire Bancorp 2008 Stock Incentive Plan, which is currently under consideration at Wilshire Bancorp and which is expected to be presented for approval by the shareholders at the upcoming annual meeting, Mr. Ko will be awarded options to purchase 25,000 shares of the common stock of Wilshire Bancorp.

Also on March 25, 2008, Wilshire Bancorp promoted Elaine S. Jeon, who has been serving as Wilshire’s interim CFO since its former CFO’s departure at the end of November 2007, to the position of Deputy CFO and Controller, effective April 7, 2008. Ms. Jeon has served as Senior Vice President and Controller of Wilshire Bancorp since April 2004. She served as Wilshire Bancorp’s First Vice President and Accounting Manager from October 1999 through her promotion to Controller in April 2004 Neither the Bank nor the Company has entered into any material plans, contracts or arrangements, or amended any existing plans, contracts or arrangements, with Ms. Jeon as a result of the events reported herein.

The Company’s related press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits

Exhibit 99.1 Press release dated March 28, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: March 31, 2008	By:	/s/ Joanne Kim
Joanne Kim, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated March 28, 2008.